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                                                                    Exhibit 4.37


                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of December 29, 2000, among ANC Financial Corporation, a Delaware corporation, ARC-TM Properties, LLC, a Delaware limited liability company, NCR Affiliate Servicer Properties, LLC, a Delaware limited liability company, ANC Financial Properties, LLC, a Delaware limited liability company and ANC IT Collector Corporation, a Delaware corporation (the "GUARANTEEING SUBSIDIARIES"), each of which is a direct or indirect subsidiary of ANC Rental Corporation (or its permitted successor), a Delaware corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of June 30, 2000 providing for the issuance of Senior Notes due 2007 (the "NOTES");

         WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

              (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the


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           Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be
              promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

              (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

              (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

              (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and each Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

              (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.



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              (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

              (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
           Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

              (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

              (i) Pursuant to Section 10.2 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

           (a) Each Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

              (i) subject to Sections 10.3 and 10.4 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably

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           satisfactory to the Trustee, under the Notes, the Indenture and the
           Subsidiary Guarantee on the terms set forth herein or therein; and

              (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

         (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         (c) Except as set forth in Articles 4 and 5 and Section 10.4 of Article 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5. RELEASES.

         (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other

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disposition was made by the Company in accordance with the provisions of the
Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         (b) In addition, in accordance with Section 4.16 of the Indenture, notwithstanding anything stated herein to the contrary, the Guarantee of the Guaranteeing Subsidiaries shall be automatically and unconditionally released and discharged, and this Supplemental Indenture shall be terminated, upon the release or discharge of the indebtedness which resulted in the creation of the Guarantee of the Guaranteeing Subsidiaries, except a discharge or release by or as a result of payment under such guarantee.

         (c) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of either Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         8. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                     ANC RENTAL CORPORATION

                                     By:  /s/ LELAND F. WILSON
                                          -------------------------------
                                          Leland F. Wilson
                                          Vice President and Treasurer


                                     ALAMO RENT-A-CAR (CANADA), INC.
                                     LIABILITY MANAGEMENT COMPANIES
                                      HOLDING, INC.
                                     NATIONAL CAR RENTAL LICENSING, INC.
                                     NATIONAL CAR RENTAL SYSTEM, INC.
                                     REPUBLIC GUY SALMON PARTNER, INC.
                                     REPUBLIC INDUSTRIES AUTOMOTIVE
                                      RENTAL GROUP (BELGIUM) INC.
                                     SPIRIT RENT-A-CAR, INC.

                                     By:  /s/ LELAND F. WILSON
                                          -------------------------------
                                          Leland F. Wilson
                                          Vice President and Treasurer


                                    ALAMO RENT-A-CAR, LLC

                                     By:  /s/ O. MASON HURST, II
                                          -------------------------------
                                          O. Mason Hurst, II
                                          Vice President and Secretary

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                                        ALAMO RENT-A-CAR MANAGEMENT, LP
                                          By:  ARC-GP, Inc., its general partner
                                        ANC COLLECTOR CORPORATION
                                        ANC FINANCIAL, LP
                                          By:  ANC Financial GP Corporation, its
                                               general partner
                                        ARC-GP, INC.
                                        ARC-TM, INC.
                                        NCR AFFILIATE SERVICER, INC.
                                        NCRAS MANAGEMENT, LP
                                         By: NCRAS-GP, Inc., its general partner
                                        NCRAS-GP, INC.
                                        SRAC MANAGEMENT, LP
                                         By:  SRAC-GP, Inc., its general partner
                                        SRAC-GP, INC.
                                        SRAC-TM, INC.

                                        By:  /s/ LELAND F. WILSON
                                             -------------------------------
                                             Leland F. Wilson
                                             Vice President and Treasurer


                                        ANC INFORMATION TECHNOLOGY
                                           HOLDING, INC.
                                        ANC INFORMATION TECHNOLOGY, INC.
                                        ANC INFORMATION TECHNOLOGY, L.P.
                                           By: ANC Information Technology, Inc.,
                                               its general partner

                                        By:  /s/ LELAND F. WILSON
                                             -------------------------------
                                             Leland F. Wilson
                                             Vice President and Treasurer


                                        ANC FINANCIAL CORPORATION
                                        ARC-TM PROPERTIES, LLC
                                        NCR AFFILIATE SERVICER PROPERTIES, LLC
                                        ANC FINANCIAL PROPERTIES, LLC
                                        ANC IT COLLECTOR CORPORATION

                                        By:  /s/ LELAND F. WILSON
                                             -------------------------------
                                             Leland F. Wilson
                                             Vice President and Treasurer


                                        THE BANK OF NEW YORK

                                        By:  /s/ MARY LaGUMINA
                                             -------------------------------
                                             Mary LaGumina
                                             Vice President

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                                    GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 30, 2000 (the "INDENTURE") among the Company, the Guarantors listed on Exhibit G thereto and from time to time party thereto and The Bank of New York, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture) when due, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions. In accordance with Section 4.16 of the Indenture, notwithstanding anything stated herein to the contrary, this Guarantee shall be automatically and unconditionally released and discharged upon the release or discharge of the indebtedness which resulted in the creation of this Guarantee, except a discharge or release by or as a result of payment under such guarantee.


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                  This Guarantee shall be dated as of December _____, 2000.

                                      ANC FINANCIAL CORPORATION


                                      By: /s/ Leland F. Wilson
                                          -----------------------------------
                                          Name:  Leland F. Wilson
                                          Title: Vice President and Treasurer



                                      ARC-TM PROPERTIES, LLC



                                      By: /s/ Leland F. Wilson
                                          -----------------------------------
                                          Name:  Leland F. Wilson
                                          Title: Vice President and Treasurer



                                      NCR AFFILIATE SERVICER PROPERTIES, LLC



                                      By: /s/ Leland F. Wilson
                                          -----------------------------------
                                          Name:  Leland F. Wilson
                                          Title: Vice President and Treasurer



                                      ANC FINANCIAL PROPERTIES, LLC



                                      By: /s/ Leland F. Wilson
                                          -----------------------------------
                                          Name:  Leland F. Wilson
                                          Title: Vice President and Treasurer



                                      ANC IT COLLECTOR CORPORATION



                                      By: /s/ Leland F. Wilson
                                          -----------------------------------
                                          Name:  Leland F. Wilson
                                          Title: Vice President and Treasurer

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